UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(Address of principal executive offices) (zip code)

(945) 515-0810

(Registrant’s telephone number, including area code)

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2024, Sunshine Biopharma, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), that based on further review of the Company’s public filings with the Securities and Exchange Commission and supporting materials submitted to Nasdaq, its staff has determined to delist the Company’s securities pursuant to its discretionary authority under Listing Rule 5101. Specifically, as set forth in the letter, Nasdaq’s staff determined that the “alternative cashless exercise” provision of the Series A warrants the Company issued on February 15, 2024, raises public interest and investor protection concerns because the issuance of Series A warrants resulted in substantial dilution for the stockholders of the Company to date and may cause potential future dilution. Accordingly, as set forth in the letter, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

As set forth in the letter, under the “alternative cashless exercise” provision set forth in Section 2.3 of the Series A warrants the holder of the Series A warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A warrant and (y) 2. However, this multiplier was not proportionally adjusted to 0.02 in connection with the 1-for-100 reverse stock split the Company implemented on April 17, 2024, but instead it remained unchanged at 2.

As set forth in the letter, a reverse stock split has the effect of increasing the stock price by proportionally consolidating the outstanding shares; however, the number of shares issuable to Series A warrant holders under the “alternative cashless exercise” provision were not so consolidated. As such, shareholders of the Company were substantially diluted, while the holders of the Series A warrants were enriched one-hundred fold. Moreover, in the event the Company effects another reverse stock split, the shareholders of the Company will be diluted even further to the benefit of the Series A warrant holders.

For these reasons, in order to protect investors and the public interest, Nasdaq Rule 5101 empowers Nasdaq to apply additional and more stringent criteria for the continued listing of securities, or to suspend or delist particular securities, based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.

The letter has no immediate effect on the listing of the Company’s common stock. The letter serves as a formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market. In that regard, the letter states that the Company should present its views with respect to this additional deficiency to the Panel in writing no later than June 14, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2024	SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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